     As filed with the Securities and Exchange Commission on January 5, 1999
                                            Registration Statement No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

                     DELAWARE                           75-2692967
          (State or other jurisdiction      (I.R.S. Employer Identification No.)
        of incorporation or organization)



6300 BRIDGE POINT PARKWAY, BUILDING 2, SUITE 500
                  AUSTIN, TEXAS
    (Address of principal executive offices)


                      78730
                    (Zip Code)

                                  -------------

                                  BRIGHAM, INC.
                                   401(k) PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1999)
                            (Full title of the Plan)

                                  -------------

                                 Ben. M. Brigham
                       President, Chief Executive Officer
                            and Chairman of the Board
                           Brigham Exploration Company
                6300 Bridge Point Parkway, Building 2, Suite 500
                               Austin, Texas 78730
                                 (512) 427-3300
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 Joe Dannenmaier
                             Thompson & Knight, P.C.
                         1700 Pacific Avenue, Suite 3300
                               Dallas, Texas 75201
                                 (214) 969-1700

                                  -------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
            Title of securities to be          Amount to be    Proposed maximum offering    Proposed maximum           Amount of
                   registered                   registered        price per share(1)    aggregate offering price(1) registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share .... 300,000 shares (2)          $4.88                 $1,464,000                $407
------------------------------------------------------------------------------------------------------------------------------------
Interests in the 401(k) Plan of
Brigham, Inc. .............................         (3)                   (4)                     (4)                    (4)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the common stock reported on The Nasdaq Stock Markets' National Market on December 30, 1998.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.
(3) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Brigham Inc. 401(k) Plan.
(4) Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.*

Item 2.      Registrant Information and Employee Plan Annual Information.*

-------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

       The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

       (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

       (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

       (4) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

       (4) The Company's Current Report on Form 8-K (Date of Event: November 12, 1997) filed January 23, 1998;

       (5) The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A (Registration No. 000-22433) of the Company heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

       In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Brigham Exploration Company, 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 78730, Attention: Corporate Secretary, (512) 427-3300.


Item 4.      Description of Securities.

       Not Applicable.


Item 5.      Interests of Named Experts and Counsel.

       Not Applicable.


Item 6.      Indemnification of Directors and Officers.

       In accordance with Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") the Registrant's Certificate of Incorporation includes a provision that, to the fullest extent permitted by law, eliminates the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) for paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL), or (4) for any transaction from which the director derived an improper personal benefit.

       Under Section 145 of the DGCL, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

       In the case of an action by or in the right of the Registrant, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

       The Registrant also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

       The Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as an officer or director of the Registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity. The Certificate of Incorporation and Bylaws further provide that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

       The Registrant has entered into an Indemnity Agreement with each of its executive officers which provides for the indemnification in certain instances against liability and expenses incurred in connection with proceedings brought by or in the right of the Registrant or by third parties by reason of the person serving as an officer or direction of the Registrant.

Item 7.      Exemption from Registration Claimed.

       Not Applicable.


Item 8.      Exhibits.

       The following documents are filed as exhibits to this Registration
Statement:

              4.1   Brigham, Inc. 401(k) Plan.

              5.1   Opinion of Thompson & Knight, A Professional Corporation.

              23.1 Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson & Knight, P.C. filed herewith as Exhibit 5.1).

              23.2  Consent of PricewaterhouseCoopers LLP.

              24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.      Undertakings.

       The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin and State of Texas on the 31 day of December, 1998.

                                   BRIGHAM EXPLORATION COMPANY


                                   By:   /s/ Ben M. Brigham
                                         -------------------------------------
                                         Ben M. Brigham, President,
                                         Chief Executive Officer
                                         and Chairman of the Board


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Brigham Exploration Company, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Ben M. Brigham and Anne L. Brigham, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                    TITLE                               DATE

        /s/ Ben M. Brigham                           President, Chief Executive                December 31, 1998
---------------------------------------------------- Officer and Chairman of
            Ben M. Brigham                           the Board (principal
                                                     executive officer)


        /s/ Anne L. Brigham                          Executive Vice President                  December 31, 1998
---------------------------------------------------- and Director
            Anne L. Brigham


        /s/ Jon L. Glass                             Vice President -                          December 31, 1998
---------------------------------------------------- Exploration and Director
            Jon L. Glass


        /s/ Craig M. Fleming                         Chief Financial Officer                   December 31, 1998
---------------------------------------------------- (principal financial and
            Craig M. Fleming                         accounting officer)



                     SIGNATURE                                    TITLE                               DATE

                /s/ Harold D. Carter                 Director                                  December 31, 1998
-----------------------------------------------------
                  Harold D. Carter


               /s/ Alexis M. Cranberg                Director                                  December 31, 1998
----------------------------------------------------
                 Alexis M. Cranberg


               /s/  W. Craig Childers                Director                                  December 31, 1998
----------------------------------------------------
                  W. Craig Childers


               /s/ Stephen P. Reynolds               Director                                  December 31, 1998
-----------------------------------------------------
                 Stephen P. Reynolds

                                INDEX TO EXHIBITS

Exhibit Number                       Exhibit
--------------                       -------

       4.1           Brigham, Inc. 401(k) Plan.

       5.1           Opinion of Thompson & Knight, A Professional Corporation.

       23.1          Consent of Thompson & Knight, A Professional Corporation
                     (included in the opinion of Thompson & Knight, P.C. filed herewith as Exhibit 5.1).

       23.2          Consent of PricewaterhouseCoopers LLP.

       24.1 Power of Attorney (included on signature page of this Registration Statement).